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On July 5, 2017, Cerulean Pharma Inc., a Delaware corporation (“Cerulean”) issued a joint press release with Daré Bioscience, Inc., a Delaware corporation, regarding Cerulean’s upcoming special meeting of stockholders to be held on July 19, 2017.

Daré Bioscience Distributes Letter to Cerulean Stockholders Outlining Value Proposition

and Requesting Favorable Vote at Upcoming Special Stockholder Meeting

WALTHAM, Mass. & SAN DIEGO, July 5, 2017 – Cerulean Pharma Inc. (NASDAQ:CERU) and Daré Bioscience, Inc. today announced that Daré Founder and CEO Sabrina Martucci Johnson mailed the following letter to Cerulean stockholders of record at the close of business on June 9, 2017 outlining the Daré value proposition and requesting they vote FOR all of the management proposals at the upcoming special meeting of stockholders to be held on July 19, 2017:

Dear Cerulean Stockholder,

As the founder and CEO of Daré Bioscience, Inc. (“Daré”), I am excited by the prospect of Daré combining with Cerulean Pharma Inc. (“Cerulean”). Daré is a healthcare company committed to the development and commercialization of innovative products in women’s health. We believe a segment of this market is underserved, which gives us an opportunity to create value for stockholders.

The problem isn’t a lack of early innovation. The global donor community of foundations and governments has invested in early research to expand options, improve outcomes and advance global women’s health. Yet, promising candidates often fail to advance.

The problem isn’t commercialization. Pharmaceutical companies with established sales and marketing franchises in women’s health exist; however, many of these companies prefer to get involved in later stages of development, e.g., in pivotal trials or following an application for regulatory approval.

The problem is the gap in mid-stage development. We believe there is a gap between early innovation and commercialization in women’s health that creates an opportunity for Daré.

Our business model is to fill the gap. We intend to license the rights to novel product candidates (some of which have existing clinical data), advance their clinical development and, if successful, create a comprehensive global commercialization strategy in combination with established pharmaceutical partners.

Our product candidate, Ovaprene®, illustrates our business model. We intend to continue the clinical development of Ovaprene, which has completed a pilot postcoital test clinical trial with results published in the Journal of Reproductive Medicine in 2009. If the Cerulean stockholders approve the transactions proposed in the definitive proxy statement, Daré intends to commence a PCT clinical trial of Ovaprene® with CONRAD, a non-profit organization that oversaw the successful development and FDA approval of the Caya® diaphragm, the most recently approved barrier contraceptive device in combination with a locally-acting spermiostatic agent.

In connection with the proposed combination of Daré and Cerulean, Cerulean has filed with the SEC a definitive proxy statement that describes the combination in detail. Stockholders may obtain a copy of the definitive proxy statement without charge at the SEC’s website (http://www.sec.gov) or from Cerulean’s proxy solicitor. Before making any voting decision, I urge you to read the definitive proxy statement filed with the SEC June 19, 2017 and any other documents that may be filed with the SEC regarding the special meeting and the proposed transactions in their entirety because they contain or will contain important information about the proposed transaction, the combined business and Ovaprene. In addition, you are strongly encouraged to read the description of the transaction with Novartis starting on page 102 of the definitive proxy statement, as the cash from the sale of those assets will be an important source of funding for the operations of the combined company.

If Cerulean stockholders approve the transactions in the proxy, the management of Daré looks forward to having the opportunity to work on your behalf.

If you have any questions regarding the proposed transactions, or to obtain a copy of the definitive proxy statement free of charge, please contact Cerulean’s proxy solicitor, Morrow Sodali, at 1-800-662-5200.

Sincerely,

Sabrina Martucci Johnson

Founder and CEO

Daré Bioscience, Inc.

The Cerulean Board unanimously recommends stockholders vote “FOR” all of the following proposals to be considered at the special meeting:

•	To approve the sale of Cerulean’s Dynamic Tumor Targeting™ Platform technology pursuant to the terms of the Novartis Asset Purchase Agreement;

•	To approve the issuance of shares of Cerulean common stock pursuant to the terms of the Daré Stock Purchase Agreement;

•	To approve and adopt an amendment to Cerulean’s Restated Certificate of Incorporation to effect a reverse stock split of Cerulean common stock, at a ratio ranging from 1-for-10 to 1-for-20, as determined by the Cerulean Board; and,

•	To adjourn the special meeting to solicit additional votes to approve the Novartis Asset Sale Proposal, the Daré Share Issuance Proposal or the Reverse Stock Split Proposal, if necessary.

The full agenda for the special meeting is detailed in Cerulean’s definitive proxy statement, which has been filed with the Securities and Exchange Commission and mailed to all Cerulean stockholders of record as of June 9, 2017, the record date for the special meeting of Cerulean’s stockholders to approve the above proposals. Before making any voting decision, Cerulean stockholders are urged to read the definitive proxy statement and any other documents that may be filed with the Securities and Exchange Commission regarding the special meeting in their entirety because they contain or will contain important information about the above proposals.

How to Vote

If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the special meeting. If you chose to submit a proxy, you may do so by telephone, via the internet or by mail. If you hold shares of Cerulean common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive. Cerulean recommends stockholders vote electronically or by phone. Please have your proxy card with you while voting.

You may transmit your proxy voting instructions via the Internet by accessing www.proxyvote.com and following the instructions. You may also transmit your proxy voting instructions by calling the telephone number specified on the proxy card. If you chose to vote via the Internet or phone, you do not have to return the proxy card.

For stockholders who still need assistance voting their shares, or have questions regarding the special meeting, please contact Cerulean’s proxy solicitation firm, Morrow Sodali, LLC either by telephone: (800) 662-5200 or email: cerulean.info@morrowsodali.com.

About Cerulean Pharma

Cerulean is a company previously focused on applying the Dynamic Tumor Targeting™ Platform to create nanoparticle-drug conjugates (NDCs) designed to selectively attack tumor cells, reduce toxicity by sparing the body’s normal cells, and enable therapeutic combinations.

For more information on the company, please visit www.ceruleanrx.com.

About Daré Bioscience

Daré Bioscience is a healthcare company committed to the development and commercialization of innovative products in women’s reproductive health. Daré believes there is an unmet need in the United States, in other developed countries, and in developing countries, for innovative product candidates that expand options, improve outcomes and are easy to use. Product development in women’s reproductive health is fragmented creating a potential opportunity for Daré. Daré’s goal is to fill the gap by taking products from innovation through development and believes its management team is well-suited to ensure Daré’s current and potential future product candidates and products advance and one day become commercially available. Daré’s founders, including its executive management team, bring experience in global women’s healthcare as well as success in prior ventures in funding, achieving regulatory approvals, partnering, and launching a number of products, including devices, therapeutics and diagnostics.

For more information on Daré, please visit www.darebioscience.com

Cautionary Note on Forward Looking Statements

This press release contains “forward-looking statements” regarding matters that are not historical facts, including statements relating to the expected timing and consummation of the transaction between Cerulean and Novartis and between Cerulean, Daré, and the stockholders of Daré, approval of the Novartis Transaction and Daré Transaction by Cerulean’s stockholders, the ability of the parties to satisfy other closing conditions of the proposed transactions, Daré’s expectations regarding the timing and availability of results from its clinical trials, the timing of commencement of manufacturing its products, and the safety and effectiveness of its products. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether Cerulean’s cash resources will be sufficient to fund the operations of Daré it will undertake following the closing; the uncertainties inherent in the initiation and completion of clinical trials; availability and timing of data from ongoing and future clinical trials and the results of such trials; whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials; whether the company will maintain its NASDAQ listing, expectations for regulatory approvals; and other factors discussed in the “Risk Factors” section of Cerulean’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2017, and in other filings that Cerulean makes with the SEC. In addition, any forward-looking statements included in this press release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date. Cerulean specifically disclaims any obligation to update any forward-looking statements included in this press release.

For Cerulean Pharma Inc.

Morrow Sodali, 203-658-9400

Cerulean.info@morrowsodali.com

For Daré Bioscience, Inc.

Sabrina Martucci Johnson, 858-769-9145

innovations@darebioscience.com